UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2023

CHENIERE ENERGY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Milam Street, Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 6, 2023, Cheniere Energy Partners, L.P. (the “Partnership”), a subsidiary of Cheniere Energy, Inc. (“CEI”), and each of Cheniere Energy Investments, LLC, Sabine Pass LNG-GP, LLC, Sabine Pass LNG, L.P., Sabine Pass Tug Services, LLC, Cheniere Creole Trail Pipeline, L.P. and Cheniere Pipeline GP Interests, LLC, as guarantors, entered into a Purchase Agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), to issue and sell to the Initial Purchasers $1,400,000,000 aggregate principal amount of its 5.95% Senior Notes due 2033 (the “2033 Notes”). The 2033 Notes were issued at a price equal to 99.774% of par.

The Purchase Agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing and indemnification obligations of the Partnership and the Initial Purchasers. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Certain Initial Purchasers and their affiliates have provided from time to time, and may provide in the future, certain investment and commercial banking and financial advisory services to the Partnership and CEI in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 7.01	Regulation FD Disclosure.

On June 6, 2023, the Partnership issued a press release announcing that it intended to offer, subject to market and other conditions, the 2033 Notes. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

On June 6, 2023, the Partnership issued a press release announcing that it had priced its previously announced offering of the 2033 Notes. A copy of the press release is attached as Exhibit 99.2 to this report and incorporated herein by reference.

Sabine Pass Liquefaction, LLC (“SPL”), a wholly owned subsidiary of the Partnership, issued an irrevocable notice of partial redemption (the “SPL Notice of Redemption”) on June 6, 2023 for $1.4 billion in aggregate principal amount of its outstanding 5.750% Senior Secured Notes due 2024 (the “2024 SPL Notes”) at a redemption price equal to the greater of (i) 100% of the principal amount of such 2024 SPL Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such 2024 SPL Notes from the redemption date to February 15, 2024 (not including any portion of such payments of interest accrued as of the redemption date), discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as such term is defined in the Indenture) plus 50 basis points; plus, in each case, accrued and unpaid interest on the 2024 SPL Notes, if any, to the redemption date. SPL intends to fund the redemption with the gross proceeds from the sale of the 2033 Notes and cash on hand.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the 2033 Notes. It does not constitute an offer to purchase, or a solicitation of an offer to sell the 2024 SPL Notes, and it does not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The foregoing does not constitute a notice of redemption with respect to the 2024 SPL Notes.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Purchase Agreement, dated as of June 6, 2023, among Cheniere Energy Partners, L.P., the guarantors party thereto and Morgan Stanley & Co. LLC (incorporated by reference to Exhibit 1.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 001-33366, filed on June 7, 2023).

99.1*	Press Release, dated June 6, 2023, entitled “Cheniere Partners Announces Offering of Senior Notes due 2033” (incorporated by reference to Exhibit 99.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 001-33366), filed on June 7, 2023)

99.2*	Press Release, dated June 6, 2023, entitled “Cheniere Partners Announces Pricing of $1.4 Billion Senior Notes due 2033” (incorporated by reference to Exhibit 99.2 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 001-33366), filed on June 7, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Dated: June 7, 2023	By:	/s/ Zach Davis
	Name:	Zach Davis
	Title:	Executive Vice President and Chief Financial Officer